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                                                                     EXHIBIT 5.1

                                          April 2, 2001

WorldCom, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056

    Re:  Registration Statement on Form S-4 (No. 333-52920)

Ladies and Gentlemen:

    We have acted as Georgia counsel to WorldCom, Inc., a Georgia corporation (the "Company"), in connection with the recapitalization (the "Recapitalization") of the Company's Common Stock, par value $0.01 per share (the "Existing Common Stock"), pursuant to which each share of the Existing Common Stock will be recapitalized into one share of WorldCom, Inc.--WorldCom Group Common Stock, par value $0.01 per share (the "WorldCom Group Stock"), and 1/25 of a share of WorldCom, Inc.--MCI Group Common Stock, par value $0.01 per share (the "MCI Group Stock"). The Company is registering the Worldcom Group Stock and the MCI Group Stock under the Securities Act of 1933, as amended (the "Act"), pursuant to the above-referenced Registration Statement (the "Registration Statement") which the Company has filed with the Securities and Exchange Commission (the "Commission"). The Registration Statement, including the proxy statement and prospectus constituting a part thereof (the "Proxy Statement and Prospectus"), relates to the amendment of the Company's Second Amended and Restated Articles of Incorporation to (A) create and designate the WorldCom Group Stock, (B) create and designate the MCI Group Stock, (C) effect the Recapitalization and (D) delete or amend certain other provisions of the Second Amended and Restated Articles of Incorporation (the "Amendment").

    We have examined the Second Amended and Restated Articles of Incorporation of the Company, including the Amendment, the Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, of the Company deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

    As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

    Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

    On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that when the Amendment has become effective and the shares of WorldCom Group Stock and MCI Group Stock are issued in the manner described in the Amendment, the outstanding shares of Existing Common Stock shall be validly recapitalized as shares of WorldCom Group Stock and MCI Group Stock and such shares issued in the Recapitalization will be duly authorized, validly issued, fully paid and nonassessable.
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    We consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name under the heading "Legal Opinions" in the Proxy Statement and Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

    This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred beyond that expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                          Sincerely,
                                          ALSTON & BIRD LLP

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                                                       By:  /s/ M. Hill Jeffries
                                                            -----------------------------------------
                                                            M. Hill Jeffries, Partner
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